Exhibit 3.2

                             CERTIFICATE OF TRUST OF
                              BERGEN CAPITAL TRUST II

         THIS Certificate of Trust of Bergen Capital Trust II (the "Trust"), dated March __, 1999 is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Sec 3801 et seq.) (the "Act").

  1. Name. The name of the business trust formed by this Certificate of Trust is Bergen Capital Trust II.

  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank Delaware.

  3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, being all of the trustees of the trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


----------------------------------
Donald R. Roden, as a Regular Trustee


----------------------------------
Neil F. Dimick , as a Regular Trustee


----------------------------------
Milan A. Sawdei, as a Regular Trustee

CHASE MANHATTAN BANK AND TRUST COMPANY,
   NATIONAL ASSOCIATION, as Property Trustee

By: _______________________________

Name: ____________________________
Title: _____________________________

CHASE MANHATTAN BANK DELAWARE
As Delaware Trustee

By: _______________________________

Name:          _________________________
Title:          ________________________


                                      -53-